Exhibit 99.1

CORONADO BIOSCIENCES REPORTS FINANCIAL RESULTS

Burlington, MA – August 11, 2014 – Coronado Biosciences, Inc. (NASDAQ: CNDO) announced today its financial results for the second quarter ended June 30, 2014. Coronado’s net cash and restricted cash totaled $75.8 million and $14.0 million respectively at June 30, 2014. The Company posted a quarterly net loss of $4.7 million and $12.1 million, or $0.13 and $0.34 per share for the three and six months ended June 30, 2014 respectively.  These results compare to a net loss of $10.7 million and $19.5 million, or $0.38 and $0.73 per share for the three and six months ended June 30, 2013 respectively.

“We made progress during the quarter on advancing our initiatives to build a platform of diversified biomedical programs,” said Dr. Lindsay A. Rosenwald, Coronado’s Chairman, President and CEO. “We are committed to maintaining the strength of our balance sheet as we successfully execute on diversifying our pipeline, while we simultaneously evaluate next steps for our existing immunotherapy clinical programs in autism and AML.”

About Coronado Biosciences

Coronado Biosciences is a biopharmaceutical company dedicated to investing in, acquiring, developing and commercializing novel pharmaceutical products. The Company’s portfolio currently includes novel immunotherapy agents for the treatment of autoimmune diseases and cancer. As part of its growth strategy, the company plans to leverage its biopharmaceutical business and drug development expertise to acquire rights to, or to finance, innovative pharmaceutical and biotechnology products, technologies and/or companies, using a variety of approaches including licensing, partnerships, joint ventures, direct financings and/or public and private spin-outs. For more information, visit www.coronadobiosciences.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Lucy Lu, MD, Executive Vice President & Chief Financial Officer

Coronado Biosciences, Inc.

781-652-4525; ir@coronadobio.com

CORONADO BIOSCIENCES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

($ in thousands)

	June 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Cash and cash equivalents	$75,798	$99,521
Short-term investment, at fair value	295	—
Prepaid and other current assets	386	510
Total current assets	76,479	100,031
Property & equipment net	63	447
Restricted cash	14,009	—
Long-term investment, at fair value	250	—
Other	69	104
Total Assets	$90,870	$100,582

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$3,437	$11,210
Note payable, non-current	14,009	7,017
Other long-term liabilities	1,056	1,077
Total Liabilities	18,502	19,304
Stockholders’ Equity	72,368	81,278
Total Liabilities and Stockholders’ Equity	$90,870	$100,582

CORONADO BIOSCIENCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
($ in thousands except for share amounts)
(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating expenses:
Research and development	$2,377	$7,795	$6,865	$13,769
General and administrative	2,386	2,499	4,481	4,983
Loss from operations	(4,763)	(10,294)	(11,346)	(18,752)
Interest income	171	109	350	185
Interest expense	(119)	(485)	(1,085)	(961)
Net loss attributed to Common Stockholders	$(4,711)	$(10,670)	$(12,081)	$(19,528)
Basic and diluted net loss per common share	$(0.13)	$(0.38)	$(0.34)	$(0.73)
Weighted average common shares outstanding—basic and diluted	36,005,294	28,095,522	35,953,234	26,646,993